Exhibit 4.6

$450,000,000

Inmarsat Finance II plc

10 3/8% Senior Discount Notes due 2012

PURCHASE AGREEMENT

Dated as of November 9, 2004

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

BARCLAYS BANK PLC

c/o                               Credit Suisse First Boston (Europe) Limited

One Cabot Square

London E14 4QJ

England

Dear Sirs:

1.               Introductory.  Inmarsat Finance II plc, a public limited company incorporated under the laws of England and Wales (the “Issuer”), and an indirect subsidiary of Inmarsat Group Holdings Limited (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Purchasers named in Schedule A hereto (the “Purchasers”) $450,000,000 principal amount at maturity of its 10 3/8% Senior Discount Notes due 2012 (the “Notes”) to be issued under an indenture, dated the Closing Date (as defined below) (the “Indenture”), between the Issuer, the Guarantor (as defined below) and The Bank of New York, as Trustee.  The Notes will initially be represented by one or more global securities in bearer form without interest coupons attached (the “Global Securities”), which will be issued by the Issuer and deposited with The Bank of New York, as depositary (the “Book-Entry Depositary”), pursuant to a deposit agreement (the “Deposit Agreement”) of even date with the Indenture between the Issuer, the Book-Entry Depositary and the holders and beneficial owners of certificateless depositary interests (the “CDIs”) in the Notes.  References herein to the Notes (other than references to the Notes in Section 2(j)) shall, unless the context otherwise requires, include the Global Notes, the CDIs issued under the Deposit Agreement and the book-entry interests therein.  The Notes will be guaranteed (the “Guarantee”) by Inmarsat Holdings Limited (the “Guarantor”).  The Notes and the Guarantee are herein collectively referred to as the “Offered Securities.”

The gross proceeds from the Offered Securities will be loaned by the Issuer to the Guarantor, which will use the proceeds to: (i) repurchase or otherwise retire an amount of approximately $290 million euro equivalent accreted principal amount of the subordinated preference certificates issued by the Guarantor on December 30, 2003 (“Subordinated Preference Certificates”), and (ii) to pay fees and expenses of the offering of the Offered Securities.

The Issuer and the Guarantor understand that the Purchasers propose to make an offering of the Offered Securities on the terms and in the manner set forth herein and agree that the Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Offered Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered.  The Offered Securities are to be offered, purchased and resold by the Purchasers without being registered under the United States Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions therefrom.  Pursuant to the terms of the Offered Securities and the Indenture, investors that acquire Offered Securities may only resell or otherwise transfer such Offered Securities if such Offered Securities are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A under the Securities Act (“Rule 144A”) promulgated by the U.S. Securities and Exchange Commission (the “Commission”) or Regulation S under the Securities Act (“Regulation S”) promulgated by the Commission).

The Purchasers have indicated that the Offered Securities they sell may be sold by their affiliates, Credit Suisse First Boston LLC and Barclays Capital Inc., as selling agents for the Purchasers (the “Rule 144A Selling Agents”), to Qualified Institutional Buyers (as such term is defined in Rule 144A) pursuant to Rule 144A.

This Agreement, the Indenture (as defined below), the Registration Rights Agreement (as defined below), the Notes, the Guarantee, the Deposit Agreement, the subordinated intercompany note proceeds loan between the Issuer and the Guarantor, dated the Closing Date (the “Subordinated Intercompany Note Proceeds Loan”), the pledge of the subordinated intercompany note proceeds loan between the Issuer and the Trustee, dated the Closing Date (the “Note Proceeds Loan Pledge Agreement”), the Assignment Agreement between the Guarantor and the Trustee, dated the Closing Date (the “Assignment Agreement”), the Priority Deed between the Guarantor, the Trustee and holders of Subordinated Preference Certificates, dated the Closing Date (the “Priority Deed”), the promissory note, dated the Closing Date, issued by the Guarantor pursuant to the Subordinated Intercompany Note Proceeds Loan (the “Promissory Note”), the paying agency agreement between the Issuer, the Guarantor, the Bank of New York and The Bank of New York (Luxembourg) S.A., dated the Closing Date (the “Paying Agency Agreement”), and all agreements and instruments entered into or to be entered into or issued by the Company, the Issuer, the Guarantor or any of their subsidiaries in relation thereto or in connection with the consummation of the transactions contemplated herein (including the issuance and sale of the Offered Securities) or in the Offering Document (as defined below) are herein collectively referred to as the “Operative Documents.”

The holders of the Offered Securities will be entitled to the benefits of a registration rights agreement to be dated the Closing Date among the Issuer, the Guarantor and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Issuer and the Guarantor agree to file a registration statement with the Commission registering the resale of the Offered Securities under the Securities Act.

The Issuer and the Guarantor hereby agree with the several Purchasers as follows:

2.               Representations and Warranties of the Issuer and the Guarantor.  The Issuer and the Guarantor represent and warrant to, and agree with, in each case, jointly and severally, the several Purchasers that:

(a)                                  A preliminary offering circular dated November 9, 2004 and an offering circular dated November 9, 2004 relating to the Offered Securities to be offered by the Purchasers have been prepared by the Issuer and the Guarantor.  Such preliminary offering circular (the “Preliminary Offering Circular”) and offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement are hereinafter collectively referred to as the “Offering Document.”  The Preliminary Offering Circular and Offering Circular as of their respective dates do not, and the Offering Circular as of the date hereof does not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuer by any Purchaser through Credit Suisse First Boston (Europe) Limited (“CSFB”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(b)                                 Each of Issuer and the Guarantor has been duly incorporated, is validly existing as a corporation under the laws of England and Wales with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each of the Issuer and the Guarantor is authorized to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(c)                                  Except where the failure to have such power would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Guarantor and its subsidiaries taken as a whole (“Material Adverse Effect”), each Material Subsidiary (as defined below) has been duly incorporated and is an existing corporation under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each Material Subsidiary is authorized to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding share capital of each

Material Subsidiary has been duly authorized and validly issued and is fully paid; and the share capital is owned, directly or indirectly by the Guarantor, free from liens, encumbrances and defects, except for liens securing the senior facility agreement, dated October 10, 2003, as amended, between Inmarsat Investments Limited, the Company, Credit Suisse First Boston, Barclays Bank PLC and The Royal Bank of Scotland plc (the “Senior Facility Agreement”) and the indenture, dated February 3, 2004, as amended or supplemented, among Inmarsat Finance plc, the Guarantors named therein and The Bank of New York, as trustee (the “Senior Notes Indenture”). Schedule B hereto sets forth a complete list of each material subsidiary (each, a “Material Subsidiary” and, together, the “Material Subsidiaries”) of the Company.

(d)                                 Except where the failure to have such power would not, individually or in the aggregate, have a Material Adverse Effect, each subsidiary of the Guarantor (other than the Issuer and the Material Subsidiaries) has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with all necessary corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Document; and each subsidiary of the Guarantor (other than the Issuer and the Material Subsidiaries) is duly qualified to do business as a foreign corporation and in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding share capital of each subsidiary of the Guarantor (other than the Issuer and the Material Subsidiaries) has been duly authorized and validly issued and is fully paid; and the share capital of each subsidiary of the Guarantor (other than the Issuer the Material Subsidiaries) is owned directly or indirectly by the Guarantor, free from liens, encumbrances and defects (except for liens securing the Senior Facility Agreement and the Senior Notes Indenture).

(e)                                  This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor, and each other Operative Document applicable to them has been duly authorized by each of them; when the Offered Securities (including, for the avoidance of doubt, the CDIs) are delivered and paid for pursuant to this Agreement and the Deposit Agreement on the Closing Date (as defined below), such Offered Securities (including, for the avoidance of doubt, the CDIs) will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document; and the Indenture and (upon such execution, authentication, issuance and delivery) such Offered Securities and (where relevant, upon execution and delivery) the other Operative Documents will constitute valid and legally binding obligations of the Issuer and the Guarantor enforceable against each of them in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f)                                    The Priority Deed is enforceable against holders of Subordinated Preference Certificates in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles

(g)                                 Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Issuer or the Guarantor, on the one hand, and any other person, on the other hand, that would give rise to a valid claim against the Issuer, the Company, the Guarantor or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Offered Securities contemplated by this Agreement.

(h)                                 All consents, approvals, authorizations, or orders of, or filings with, any governmental agency, body or court or intergovernmental agency or body required in England and Wales (the “relevant jurisdiction”) or the United States, or any political subdivision thereof by Company, the Issuer and the Guarantor for the consummation of the transactions contemplated by this Agreement or any other Operative Document in connection with the issuance and sale of the Offered Securities (and the application of the proceeds thereof) by, the performance pursuant to the Operative Documents of, the Company, the Issuer and the Guarantor have been obtained.

(i)                                     Except as disclosed in the Offering Document and subject to the provisions referred to in the section titled “Tax Considerations—United Kingdom Taxation” therein (including, in particular, the requirement that the Notes are and continue to constitute “quoted Eurobonds” for the purposes of section 349 of the Income and Corporation Taxes Act 1988), under current laws and regulations of the relevant jurisdiction, the United States and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Offered Securities and the Subordinated Intercompany Note Proceeds Loan may be paid by the Issuer or the Guarantor to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the relevant jurisdiction and all payments made to holders of the Notes who are non-residents of the relevant jurisdiction will not be subject to any withholding or deduction for or on account of tax under laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision or taxing authority thereof or therein.

(j)                                     On the assumption that The Depository Trust Company has not made an election pursuant to section 97A of the UK Finance Act 1986, which applies to the Notes of the CDIs, no capital, transfer, stamp duty, stamp duty reserve tax or other similar documentary, issuance or transfer taxes or duties are payable by or on behalf of the Purchasers in the relevant jurisdiction, the United States or, in each case, any political sub-division or taxing authority thereof or therein on (i) the creation, issue or delivery by the Issuer of the Notes pursuant hereto or the transfer by delivery of the Notes, (ii) the execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the Guarantee, the Subordinated Intercompany Note Proceeds Loan Agreement, the Note Proceeds Loan Pledge Agreement, the Deposit Agreement, the Assignment Agreement, the Priority Deed, the Promissory Note and the Paying Agency Agreement, or (iii) the consummation of the transactions contemplated by this Agreement (including the initial resale of book-entry interests in the Notes to Subsequent Purchasers by the Purchasers provided that such resale is effected by means of book-entry and not by written instrument and there is no written agreement for such transfer).

(k)                                  The execution, delivery and performance of each Operative Document, and the issuance and sale of the Offered Securities; compliance with the terms and provisions thereof and application of the proceeds thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency, body or court or intergovernmental agency or body of the relevant jurisdiction or the United States or any political subdivision thereof, or any agreement or instrument (including the Indenture, the Senior Notes Indenture, the Senior Facility Agreement and the Intercreditor Agreement) to which the Issuer, the Guarantor or any of the Material Subsidiaries is a party or by which the Issuer, the Guarantor or any such Material Subsidiary is bound or to which any of the properties of the Issuer, the Guarantor or any such Material Subsidiaries is subject, or the memorandum of association and articles of association or other organization documents of the Issuer, the Guarantor or any such Material Subsidiaries; and each of the Issuer and the Guarantor has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(l)                                     There are no agreements or documents or relationships, direct or indirect, between the Guarantor and its subsidiaries, on the one hand, and any director, officer, shareholder, affiliate, customer or supplier or any of them, on the other hand, that would be required to be disclosed or described in a registration statement on Form F-1 under the Securities Act which have not been so disclosed and described in the Offering Document.

(m)                               The Guarantor and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case, free from all liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Guarantor and its subsidiaries hold all leased real or personal property under valid and enforceable leases, except where failure to possess such valid and enforceable leases would not individually or in the aggregate have a Material Adverse Effect.

(n)                                 The Guarantor and its subsidiaries possess all certificates, authorities, permits, licenses or other authorizations issued by, and all declarations or filings have been made with all, appropriate governmental or intergovernmental agencies or bodies necessary to conduct their businesses as now conducted by them, except where the failure to possess such certificates, authorities, permits, licenses or authorizations or to make such declarations and filings would not individually or in the aggregate have a Material Adverse Effect, and all such certificates, authorities, permits, licenses and other authorizations are valid and in full force and effect, and all insurance required to be maintained pursuant to such certificates, authorities, permits, licenses or authorizations has been obtained, and neither the Guarantor nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit, license or other authorization that, if determined adversely to the Guarantor or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(o)                                 The Guarantor and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance the Guarantor believes to be appropriate and in amounts and insuring against such losses or risks as are customary in the industry in which the Guarantor and its subsidiaries operate, and all such insurance is in full force and effect. With respect to insurance coverage of its Inmarsat-3 and Inmarsat-4 satellites, compliance with the third paragraph under the covenant in the Offering Circular under the heading “Description of the Notes—Certain Covenants—Maintenance of Insurance” is deemed sufficient to satisfy this representation.  Neither the Guarantor nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditure are required or necessary to be made (other than capital improvements or other expenditures that have been made) in order to continue such insurance, except such notices as are not reasonably likely to have a Material Adverse Effect.

(p)                                 No labor dispute with the employees of the Guarantor or any of its subsidiaries exists or, to the knowledge of the Issuer or the Guarantor, is imminent that might have a Material Adverse Effect.  The Guarantor and its subsidiaries are in compliance with all applicable laws relating to worker safety standards except as would not result in a Material Adverse Effect.

(q)                                 The Guarantor and its subsidiaries own, possess or can acquire or license on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to so own, possess, acquire or license could not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Guarantor or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r)                                    Neither the Guarantor nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Guarantor nor any of its subsidiaries is aware of any pending investigation which might lead to such a claim.

(s)                                  Neither the Guarantor nor any of its subsidiaries nor any of their respective operations are in violation of any of the terms or provisions of any statute, rule, regulation, decision or order of any domestic or foreign governmental agency or body or any court relating to the launch or operation of a satellite network or the provision of telecommunications services (collectively “Communications Laws”), except where a violation would not individually or in the aggregate have Material Adverse Effect.

(t)                                    All filings have been made with the International Telecommunication Union by appropriate national regulatory authorities for all satellites owned or operated or planned to be owned or operated by the Guarantor and its subsidiaries, and all coordination agreements and other spectrum sharing agreements and arrangements have been entered into by the Guarantor and its subsidiaries or on their behalf, required for the Guarantor and its subsidiaries to conduct their business as now conducted by them as set forth in the Offering Document.

(u)                                 There are no pending actions, suits, proceedings, inquiries or investigations against or affecting the Guarantor, any of its subsidiaries or any of their respective properties that, if determined adversely to the Guarantor or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer or the Guarantor to perform their respective obligations under the Operative Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits, proceedings, inquiries or investigations are threatened or, to the knowledge of the Issuer or the Guarantor, contemplated.

(v)                                 The Guarantor and its subsidiaries comply with the requirements of the Open-market Reorganization for the Betterment of International Telecommunications Act, as amended (the “ORBIT Act”).

(w)                               All prior acquisitions (including, for the avoidance of doubt, the acquisition of Inmarsat Ventures Limited and its subsidiaries), joint venture and partnership transactions involving the Guarantor or any of its subsidiaries have been duly cleared by the competent antitrust and competition authorities, where necessary to complete such transaction.

(x)                                   Except as disclosed in the Offering Document, neither the Guarantor nor any of its subsidiaries is currently or has reason to believe that, or has received notice within two years of the date hereof that, it will be in the future a party to, or directly or indirectly concerned in, an agreement, arrangement, understanding or practice (whether or not legally binding) which has been, is or may (i) contravene any treaty, regulation or directive of the European Union or any other jurisdiction relating to competition or restraint of trade, or any local competition or trade laws of any other jurisdiction; (ii) is registrable, unenforceable or void or renders the Guarantor, its subsidiaries or any of their respective officers, directors or employees liable to administrative, civil or criminal proceedings under any competition legislation, or restraint of trade regulation or similar legislation, or (iii) is the subject of any investigation by any competent authority in respect of any provision of any competition legislation, or restraint of trade regulation or similar legislation in any jurisdiction.  Except as disclosed in the Offering Document, neither the Guarantor nor any of its subsidiaries is currently, or has reason to believe that it will be, engaged in (whether on its own or jointly with any other person) any conduct which amounts to the abuse of a dominant position in a market which may affect competition within the European Union or any part of it or any other jurisdiction.

(y)                                 Neither the Guarantor nor any of its subsidiaries nor any director, officer, agent, employee or other person acting with specific instruction from the Guarantor or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) caused the Guarantor or any of its subsidiaries to be in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, US Patriot Act of 2003 or other national or local law regulating the payments of bribes to government officials or employees, or (iv) made any bribe or other unlawful payment.

(z)                                   Neither the Guarantor nor any of its subsidiaries nor any director, officer, agent, employee or other person acting with specific instruction from the Guarantor or any of its subsidiaries has caused the Guarantor or any of its subsidiaries to be in violation of any European Union directive, national or foreign statute, or administrative regulation relating to money-laundering, unlawful financial activities or control and prevention of terrorism.

(aa)                            No event of default exists under any contract, indenture, mortgage, loan, credit agreement, note, guarantee, letter of credit, lease or other agreement or instrument that either, singly or in the aggregate, could result in a Material Adverse Effect or could result in a cross-default under any contract, indenture, mortgage, loan, credit agreement, note, guarantee, letter of credit, lease, debenture or other evidence of Indebtedness (including the Indenture).

(bb)                          Except as disclosed in the Offering Document, no subsidiary of the Guarantor is subject to any indenture, mortgage, deed of trust, lease, agreement or other instrument which could restrict the payment of dividends, the making of loans, the repayment of loans or any other distribution to the Issuer or the Guarantor in a manner which would adversely impact the ability of the Issuer or the Guarantor to make any payments on the Offered Securities.

(cc)                            All income, corporation or similar tax returns of the Guarantor and its Material Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except where the failure to so file or pay would not, singly or in the aggregate, have a Material Adverse Effect.  The Guarantor and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, national, state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor and its subsidiaries, except for such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided to the extent required by the generally accepted accounting principles applied by the Guarantor, except to the extent that the failure to do so would not reasonably be likely to either result in a Material Adverse Effect or cause a default under any contract or agreement evidencing Indebtedness (including the Indenture).  The charges, accruals and reserves on the books of the Guarantor and its subsidiaries in respect of all tax liabilities of the Guarantor and its subsidiaries for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be likely to result in a Material Adverse Effect.

(dd)                          The Guarantor and each of its subsidiaries, on a consolidated basis, are, and immediately after the Closing Date and the application of the proceeds from the issuance of the Offered Securities, will be, Solvent.  As used herein, the term “Solvent” means, with respect to the Guarantor and each of its subsidiaries on a consolidated basis on a particular date, that on such date (i) the fair market value of their consolidated assets is greater than the total amount of their consolidated liabilities (including contingent liabilities), (ii) the present fair saleable value of their consolidated assets is greater than the sum of their stated consolidated liabilities and identified contingent liabilities, (iii) they are able to realize upon their consolidated assets and pay their debts and other liabilities, including contingent obligations, as they mature, (iv) the Guarantor and each of its subsidiaries do not have unreasonably small capital, and (v) the Guarantor and its subsidiaries are not unable to and have not been deemed to be unable to pay their debts as they are currently due or any debt that will fall due during the next twelve months.  No proceedings have been commenced nor have resolutions been passed or petitions presented for purposes of, and no judgment has been rendered for, the liquidation, bankruptcy, winding-up, administration or analogous event of the Issuer, the Guarantor or any of the Material Subsidiaries.

(ee)                            The accountants who certified the financial statements included in the Offering Document are independent public accountants with respect to the Guarantor and its subsidiaries within the meaning of (i) generally accepted accounting principles applicable in the United Kingdom (“UK GAAP”), as in effect as of the Closing Date, including those set forth in the Financial Reporting Standards and Statements of Standard Accounting Practices issued by the Accounting Standards Board, and (ii) the Securities Act and the applicable published rules and regulations thereunder.

(ff)                                The issued and outstanding share capital of the Company, the Issuer and the Guarantor is, subject to rounding, as set forth in the Offering Document under the caption “Principal Shareholders.”

(gg)                          The consolidated financial statements of the Guarantor (including its predecessor), including the related schedule and notes, included in the Offering Document present fairly the consolidated financial position of the Guarantor or its predecessor, as the case may be, together with its subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown; such financial statements have been prepared in conformity with UK GAAP as of the Closing Date, including those set forth in the Financial Reporting Standards and Statements of Standard Accounting Practices issued by the Accounting Standards Board applied on a consistent basis; all U.S. GAAP information included in the notes thereto has been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”); the selected financial data and the summary financial information included in the Offering Document present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements referred to above and included in the Offering Document.

(hh)                          The “Unaudited Pro Forma Financial Information” and other pro forma financial information (including, without limitation, the notes thereto) included in the Offering Document (A) present fairly in all material respects the information shown therein, (B) give effect to assumptions used in the preparation thereof on a reasonable basis an in good faith and (C) have been prepared in accordance with the applicable requirements of Article 11-02 of Regulation S-X of the Commission (other than the sale and leaseback transaction, which would not be permitted as a pro forma adjustment under such Article 11-02 of Regulation S-X of the Commission).  The pro forma capitalization presented in the Offering Document under the heading “Capitalization” presents fairly in all material respects the information shown therein.  The assumptions used in the preparation of the “Unaudited Pro Forma Financial Information,” “Capitalization” and other pro forma financial information included in the Offering Document are reasonable and the adjustments used in such pro forma information are factually supportable and appropriate to give effect to the transactions or circumstances referred to therein.

(ii)                                  Since September 30, 2004, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations and prospects of the Guarantor and its subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its share capital.

(jj)                                  The Guarantor and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with UK GAAP and US GAAP, and to maintain asset accountability, and (ii) long-term contracts are properly accounted for (including the assessment of individual contract profits and the costing of work-in-progress).

(kk)                            Neither the Guarantor nor any of its subsidiaries relies on any key manager or employee, the loss of whom would result in a Material Adverse Effect.

(ll)                                  Neither the Company, the Issuer, nor the Guarantor nor any of their respective subsidiaries has received any European Union state aid (whether in the form of a grant, subsidy, guarantee, writing off of debts, provision of equity, special tax treatment or any other form and whether contained in any law or regulation, constitutive document, agreement or other legal document of any kind) other than European Union state aid which is exempt or with respect to which they have received approval as to compatibility with the common market from the European Union.

(mm)                      Neither the issue of the Offered Securities by the Issuer, the issue of the Guarantee by the Guarantor, the execution, delivery and performance of the Agreement, the Indenture, the Registration Rights Agreement, the Guarantee, the Subordinated Intercompany Note Proceeds Loan Agreement, the Note Proceeds Loan Pledge Agreement, the Deposit Agreement, the Assignment Agreement, the Priority Deed, the Promissory Note and the Paying Agency Agreement will result in a breach of any provisions relating to financial assistance, principles of corporate benefit or any similar analogous law or regulation of any applicable jurisdiction which would invalidate the enforceability of the Offered Securities or the Guarantee, as the case may be.

(nn)                          The Guarantee is being provided in good faith for the purposes of the Guarantor carrying on its business and there are reasonable grounds for believing that the transactions contemplated by the Operative Documents will benefit the Guarantor.

(oo)                          All material authorizations, consents, approvals, resolution or filings required to make the Operative Documents to which they are a party admissible in evidence in the relevant jurisdictions or the United States have been obtained or effected and are in full force and effect.

(pp)                          To the knowledge of the Guarantor, neither the Guarantor nor any of its subsidiaries has any material liability in respect of any pension scheme and there are no circumstances which would give rise to such liability; the Guarantor and the Material Subsidiaries are in compliance with all applicable laws and contracts relating to and the governing provisions of the pension schemes maintained by or for the benefit of them and/or any of their employees except to the extent that failure to so comply, individually or in the aggregate, would have a Material Adverse Effect.

(qq)                          Neither the Guarantor nor any of its subsidiaries or affiliates nor anyone acting on their behalf (other than the Purchasers, as to whom no representation is made) has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Offered Securities, will distribute, any material in connection with the offering and sale of the Offered Securities other than the Offering Document or other materials, if any, permitted by the Securities Act and the English Financial Services and Markets Act 2000 (“FSMA”) (or regulations promulgated pursuant to the Securities Act or FSMA) and approved by the Purchasers.  The Guarantor, its subsidiaries and affiliates and all persons acting on their behalf (other than the Purchasers, as to whom no representation is made) have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it or them in relation to the Offered Securities in, from or otherwise involving the UK.

(rr)                                Other than the press releases of Standard & Poor’s and Moody’s, dated November 9, 2004, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has informed the Issuer or the Guarantor that it has imposed or is considering imposing any condition (financial or otherwise) on the Issuer or the Guarantor retaining any rating assigned to the Issuer or the Guarantor or any securities of the Issuer or the Guarantor or (ii) has indicated to the Issuer or the Guarantor that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of or any securities of the Issuer or the Guarantor that would result in a downgrade.

(ss)                            Neither the Issuer nor the Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Issuer nor the Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an “investment company” as defined in the Investment Company Act.

(tt)                                No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 (“Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system.

(uu)                          Assuming the accuracy of the Purchasers’ representations set forth in Section 4 hereof, and their compliance with the agreements set forth therein, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder and the offer and sale of the Offered Securities by the Purchasers will be exempt from the registration requirements of the Securities Act by reason of Rule 144A and Regulation S thereunder. It is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(vv)                          Neither the Guarantor, its subsidiaries nor any of their affiliates, nor any person acting on its or their behalf (other than the Purchasers, as to whom no representation is made) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) (with respect to any such securities sold in reliance on Rule 903 of Regulation S) by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.  The Guarantor, its subsidiaries and their affiliates and any person acting on its or their behalf (other than the Purchasers, as to whom no representation is made) have complied and will comply with the offering restrictions requirement of Regulation S.  Neither the Guarantor nor any of its subsidiaries or any of their affiliates has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(ww)                      Each of the Preliminary Offering Circular and the Offering Circular, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(xx)                              There is no “substantial U.S. market interest” as defined in Rule 902(j) of Regulation S in the debt securities of the Issuer or the Guarantor.

(yy)                          The Issuer is a “foreign private issuer,” as defined in the rules and regulations of the Securities Act and the Exchange Act.

(zz)                              The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.  The Issuer and the Guarantor have offered and sold the Offered Securities in reliance on Regulation S only in offshore transactions, and neither the Issuer, the Guarantor nor any of their respective affiliates or representatives (other than the Purchasers, as to which no representation is made), have engaged in any directed selling efforts with respect to such Offered Securities.  Terms used in this subsection (yy) have the meanings given to them by Regulation S.

(aaa)                      The proceeds to the Issuer and the Guarantor from the offering of the Offered Securities will be used as described in the Preliminary Offering Circular and Offering Circular under the Caption “Use of Proceeds” and will not be used to purchase or carry any security or for any other purpose which might cause any of the Offered Securities to be considered a “purpose credit” within the meanings of Regulation G, T, U, or X of the Board of Governors of the U.S. Federal Reserve System.

(bbb)                   Each certificate signed by a director or officer of the Issuer or the Guarantor and delivered to the Purchasers or counsel for the Purchasers pursuant to this Agreement shall be deemed to be a representation and warranty by the Issuer and the Guarantor to the Purchasers as to the matters covered thereby.

(ccc)                      The Issuer has been informed of the existence (and has received a copy) of the UK Financial Services Authority’s informational guidance referred to in MAR 2.3.2R(4) of the price stabilising rules made under section 144(1) of the UK Financial Services and Markets Act 2000.

3.               Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuer, at a purchase price (the “Purchase Price”) of 100% of the accreted value thereof as of the Closing Date, the respective principal amount at maturity of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Issuer will deliver against payment of the purchase price the Offered Securities in the form of Global Securities to the Book-Entry Depositary pursuant to the Deposit Agreement, and the simultaneous confirmation by the Book-Entry Depositary that the CDIs representing such Global Securities have been deposited with the Trustee, as custodian for The Depository Trust Company (“DTC”), and registered in the books and records of the Book-Entry Depositary in the name of Cede & Co., as nominee for the DTC.  Interests in the CDIs representing the Global Securities will be held only in book-entry form through DTC and its participants (including Euroclear and

Clearstream), except in the limited circumstances described in the Offering Document.  Payment for the Offered Securities shall be made by the Purchasers in same day funds by wire transfer to an account specified by the Issuer on the tenth business day (as permitted under Rule 15c6-1 under the Exchange Act) following the date hereof, or at such other time not later than fifteen full business days thereafter as CSFB and the Issuer determine, such time being herein referred to as the “Closing Date,” against (i) delivery to the Book-Entry Depositary pursuant to the Deposit Agreement of Global Securities representing all of the Offered Securities, (ii) the confirmation by the Book-Entry Depositary, in a form reasonably satisfactory to you, that the CDIs representing such Global Securities have been deposited with the Trustee, as custodian for DTC, and have been registered in the books and records of the Book-Entry Depositary in the name of Cede & Co., as nominee for the DTC; and (iii) credited to accounts at DTC specified by the Purchasers of book-entry interests in the CDIs.  The Global Securities and the CDIs will be made available for checking at the above office of Latham & Watkins at least 24 hours prior to the Closing Date.  The closing referred to above will take place at the office of Latham & Watkins, 99 Bishopsgate, London EC2M 3XF at 1:30 pm (London time) on the Closing Date.

As compensation for the Purchasers’ commitments, the Issuer will pay (or cause to be paid) to CSFB for their proportionate accounts the sum of 2.25% of the aggregate Purchase Price of the Offered Securities purchased by the Purchasers on the Closing Date as commissions for sale of the Offered Securities under this Agreement. Such payment will be made on the Closing Date with respect to the Offered Securities purchased on the Closing Date.

4.               Representations by Purchasers; Resale by Purchasers.

(a)                                  Each Purchaser severally represents and warrants to the Issuer and the Guarantor that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)                                 Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.  Each Purchaser severally represents and agrees that it, its affiliates and each person acting on its or their behalf have offered and sold the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act.

(c)                                  Accordingly, (i) each such Purchaser and its affiliates have offered and sold the Offered Securities offered in reliance on Regulation S only in offshore transactions and (ii) neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged in any directed selling efforts with respect to such Offered Securities.  Terms used in this subsection (c) have the meanings given to them by Regulation S.

(d)                                 Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers without the prior written consent of the Guarantor.

(e)                                  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f)                                    Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(g)                                 Each of the Purchasers severally represents and agrees that (i) it has not offered or sold the Offered Securities and will not offer or sell any Offered Securities to persons in the United Kingdom except to a person who represent and agree that:

•                  it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold, and prior to expiry of a six month period from the closing date of the offering, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their business or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•                  it is (a) an investment professional, as such term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (“Order”); or (b) a person falling within Article 49(2)(a) to(d) (“high net worth companies, unincorporated associations etc”) of the Order;

•                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer or any guarantor; and

•                  it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

(h)                                 Each Purchaser represents and agrees that it has not offered, transferred or sold and will not offer, transfer or sell any Notes, whether directly or indirectly, as part of their initial distribution or at any time thereafter, in or from The Netherlands other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession (“Professional Investors”).

(i)                                     Each Purchaser undertakes to the Issuer and the Guarantor that it will comply in all material respects with all applicable laws and regulations in each country or jurisdiction in which it offers, sells or delivers Offered Securities in connection with such offer, sale and delivery.

5.               Certain Agreements of the Issuer and the Guarantor.  Each of the Issuer and the Guarantor agrees with the several Purchasers that:

(a)                                  They will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, they promptly will notify CSFB of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Purchasers’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b)                                 They will furnish to the Purchasers copies of the Offering Circular and all amendments and supplements to such documents, in each case, as soon as available and in such quantities as the Purchasers request. At any time when the Issuer or the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Issuer and the Guarantor will promptly furnish or cause to be furnished to the Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.  The Issuer and the Guarantor will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)                                  The Issuer and the Guarantor will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and the European Union as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers; provided, that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

(d)                                 During the period of seven years hereafter, so long as any Notes remain outstanding, the Issuer and the Guarantor will furnish to the Purchasers, as soon as practicable after the end of each financial year, a copy of its annual report for such year; and the Issuer and the Guarantor will furnish to the Purchasers (i) as soon as available, a copy of each report, notice or communication or financial statement furnished to or filed with any securities regulator or any securities exchange on which any class of securities of the Issuer or the Guarantor or any of their respective subsidiaries is listed, and (ii) any additional information concerning the Guarantor and any of its subsidiaries as the Purchasers may reasonably request.

(e)                                  During the period of two years after the Closing Date and if the Issuer and the Guarantor have not completed a registered exchange offer referred to under the Registration Rights Agreement, the Issuer and the Guarantor will, upon request, furnish to the Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f)                                    During the period of two years after the Closing Date and if the Issuer and the Guarantor have not completed a registered exchange offer, the Issuer and the Guarantor will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(g)                                 During the period of two years after the Closing Date, neither the Issuer nor Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h)                                 The Issuer and the Guarantor agree, jointly and severally, to pay all expenses (together with VAT where applicable) incidental to the performance of their obligations under this Agreement, the other Operative Documents and the Offered Securities, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery and initial resale of the Offered Securities (including any transfer taxes, any stamp, stamp duty reserve or other similar duties payable pursuant to section 5(k) upon the issuance and delivery of the Offered Securities and the initial resale thereof (and book-entry interests therein) to the Subsequent Purchasers) and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the other Operative Documents, the Offering Documents and amendments and supplements thereto, and any other document relating to the issuance, offer, sale, delivery and initial resale of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities on the Luxembourg Stock Exchange and any expenses incidental thereto (including fees and expenses of the Luxembourg Stock Exchange listing agent); (iv) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”)

and any expenses incidental thereto; (v) the cost and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement; (vi) expenses (including fees and disbursements of counsel for the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the European Union, the United States and Canada as the Purchasers designate and the preparation of “Blue Sky” or similar memoranda relating thereto; (vii) fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities, (viii) expenses incurred in distributing Preliminary Offering Circulars and the Offering Circular (including any amendments and supplements thereto) to the Purchasers, (ix) costs and expenses, if any, of depositing the Notes against issuance of CDIs according to the terms of the Deposit Agreement; and (x) the fees and expenses (including fees and disbursements of counsel), if any, of the Book-Entry Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of CDIs.  The Issuer and the Guarantor also agree, jointly and severally, to pay or reimburse the Purchasers (to the extent incurred by them) for all properly documented and reasonable fees and expenses of counsel and travel expenses of the Purchasers and the officers and employees of the Issuer and the Guarantor, and for any other expenses of the Purchasers, the Issuer and the Guarantor in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

(i)                                     In connection with the offering, until CSFB shall have notified the Issuer, the Guarantor and the other Purchasers of the completion of the resale of the Offered Securities, neither the Issuer nor the Guarantor nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates have a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither they nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(j)                                     For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, neither the Issuer nor the Guarantor will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities issued or guaranteed by the Issuer or the Guarantor, and having a maturity of more than one year from the date of issue.  Neither the Issuer nor the Guarantor will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

(k)                                  The Issuer and the Guarantor will pay and will, jointly and severally, indemnify and hold harmless the Purchasers (and, to the extent requested by any holder of CDIs, such holder) against any documentary, stamp, stamp duty reserve or similar issuance tax, including any interest and penalties, on the creation and issuance of the Offered Securities, the initial resale thereof (and book-entry interests therein) to Subsequent Purchasers and the execution and delivery of the Agreement, the Indenture, the Registration Rights Agreement, the Guarantee, the Subordinated Intercompany Note Proceeds Loan Agreement, the Note Proceeds Loan Pledge Agreement, the Deposit Agreement, the Assignment Agreement, the Priority Deed, the Promissory Note and the Paying Agency Agreement.  All payments to be made by the Issuer and the Guarantor hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by or on behalf of the relevant jurisdiction or the United States whatsoever unless the Issuer or the Guarantor is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer and the Guarantor shall (jointly and severally) pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(l)                                     The Issuer and the Guarantor will use the proceeds received by it from the sale of the Offered Securities in the manner specified in the Offering Document under “Use of Proceeds.”

(m)                               The Issuer and the Guarantor will use their best efforts to maintain the listing of the Offered Securities on the Luxembourg Stock Exchange for so long as such Offered Securities are outstanding.  If the Offered Securities are approved for listing on the Luxembourg Stock Exchange, the Issuer will publish the Offering Document (and, if appropriate, any supplemental Offering Document) as required by the official stock exchange listing rules (as amended) (the “Listing Rules”).  The Issuer and the Guarantor will comply with the Listing Rules and all applicable provisions of the Luxembourg Stock Exchange’s internal rules and regulations; and the Issuer and the Guarantor will make available sufficient copies of the Offering Document at the registered office of the Issuer and the Guarantor and the other locations referred to in the Offering Document as required by the Luxembourg Stock Exchange.

(n)                                 The Issuer and the Guarantor will use all commercially reasonable efforts to do and perform all things required or necessary to be done and performed under the Operative Documents by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities.

(o)                                 The Issuer and the Guarantor will, jointly and severally, indemnify and hold harmless CSFB, its 144A Selling Agent, its partners, directors and officers and each person, if any, who controls it, within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, arising out of a breach of the provisions of the last paragraph of that certain letter, dated November 9, from CSFB to the Guarantor, the Issuer and the other parties named therein, or the disclosure of the contents thereof (except where such disclosure is required by law, regulation or as may be required in legal proceedings).

6.               Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Issuer and the Guarantor contained herein, to the accuracy of the statements of officers of the Issuer and the Guarantor made pursuant to the provisions hereof, to the performance by the Issuer and the Guarantor of their obligations hereunder and to the following additional conditions precedent:

(a)                                  The Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Issuer and the Guarantor set forth in the Offering Document.

(b)                                 Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Guarantor and its subsidiaries taken as a whole which, in the judgment of a majority of the Purchasers, including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any change in United Kingdom, United States or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority of the Purchasers including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Luxembourg Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer or the Guarantor on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York or UK authorities; (v) any major disruption of settlements of securities or clearance services in the United States or the United Kingdom or (vi) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority of the Purchasers including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c)                                  The Purchasers shall have received an opinion, dated the Closing Date, of Clifford Chance Limited Liability Partnership, U.S. and New York counsel for the Issuer and the Guarantor with respect to the matters set forth on Schedule C attached hereto.

(d)                                 The Purchasers shall have received an opinion, dated the Closing Date, of Clifford Chance Limited Liability Partnership, English counsel for the Issuer and the Guarantor with respect to the matters set forth on Schedule D attached hereto.

(e)                                  The Purchasers shall have received an opinion dated the Closing Date of Nick Rowe, General Counsel to Inmarsat Limited, with respect to the matters set forth in Schedule E attached hereto.

(f)                                    The Purchasers shall have received an opinion dated the Closing Date of counsel to the Book-Entry Depositary with respect to the Depositary Agreement and the CDIs, in form and substance satisfactory to the Purchasers.

(g)                                 The Purchasers shall have received from Latham & Watkins, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Circular, the exemption from registration under the Securities Act of the offer and sale of the Offered Securities by the Issuer to the several Purchasers and the resale thereof by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Issuer and the Guarantor shall have furnished to such counsel such documents as Latham & Watkins request for the purpose of enabling them to pass upon such matters.

(h)                                 The Purchasers shall have received a certificate, dated the Closing Date, of Andrew Sukawaty and Rick Medlock, in their capacities as Chief Executive Officer and Chief Financial Officer of the Guarantor in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Issuer and the Guarantor in this Agreement are true and correct, that the Issuer and the Guarantor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of this Agreement there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Guarantor and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document.

(i)                                     The Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Issuer and the Guarantor set forth in the Offering Document.

(j)                                     The Purchasers shall have received a counterpart, conformed as executed, of each Operative Document which shall have been entered into by the Issuer, the Guarantor and all other applicable parties.

(k)                                  The Issuer and the Guarantor will furnish the Purchasers with conformed copies of such additional opinions, certificates, letters and documents as the Purchasers reasonably request.

(l)                                     The Issuer and Guarantor shall have obtained all consents as may be required under the Senior Facility Agreement and the Intercreditor Agreement, dated October 10, 2003 (as amended and restated from time to time) between, among others, the Company, the Guarantors named therein, Credit Suisse First Boston and Barclays Bank PLC (the “Intercreditor Agreement”) in order to enter into the Operative Documents and consummate the transactions contemplated thereby, in each case in form and substance satisfactory to the Purchasers.

(m)                               The Purchasers shall have received a certificate, dated the Closing Date, from the Issuer and the Guarantor stating that no Default or Event of Default (as such terms are defined in the Indenture and the Senior Notes Indenture) under either the Senior Notes Indenture, the Senior Facility Agreement or the Intercreditor Agreement has occurred and is continuing or will occur as a consequence of the issuance of the Notes or the use of proceeds of the Notes purchased and sold under this Agreement.

(n)                                 The Issuer and the Guarantor shall have caused the Offered Securities to be listed on the Luxembourg Stock Exchange.

(o)                                 The Purchasers shall have received all documents and information responsive to “know your customer” laws that they shall have reasonably requested.

7.               Indemnification and Contribution.

(a)                                  The Issuer and the Guarantor will, jointly and severally, indemnify and hold harmless each Purchaser, each 144A Selling Agent, its partners, directors and officers and each person, if any, who controls such Purchaser or 144A Selling Agent, within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or 144A Selling Agent may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (including any losses, claims, damages or liabilities arising out of or based upon the failure of any of them to perform their obligations under Section 5(a) of this Agreement), and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by any Purchaser or 144A Selling Agent through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)                                 Each Purchaser will, severally and not jointly, indemnify and hold harmless the Issuer, the Guarantor, their respective directors and officers and each person, if any, who controls the Issuer and the Guarantor, within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer or the Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer or the Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of their names on the cover of the Offering Document and the information under the caption “Plan of Distribution” paragraphs 8 through 12; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the failure of the Issuer or the Guarantor to perform its obligations under Section 5(a) of this Agreement.

(c)                                  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor, on the one hand, and the Purchasers on the other from the issuance and sale of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantor, on the one hand, and the Purchasers, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Issuer and the Guarantor on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer and the Guarantor bear to the total commission received by the Purchasers pursuant to Section 3 of this Agreement from the Issuer and the Guarantor. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor, on the one hand, or the Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the discounts, fees and commissions applicable to the Offered Securities purchased by it exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)                                  The obligations of the Issuer and the Guarantor under this Section shall be in addition to any liability which the Issuer and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer or a Guarantor within the meaning of the Securities Act or the Exchange Act.

8.               Default of Purchasers.  If any Purchaser default in its obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the non-defaulting Purchaser may make arrangements satisfactory to the Issuer and the Guarantor for the purchase of such Offered Securities by other persons, including the non-defaulting Purchaser, but if no such arrangements are made by the Closing Date, the non-defaulting Purchaser shall be obligated severally, in proportion to its commitment hereunder, to purchase the Offered Securities that such defaulting Purchaser agreed but failed to purchase. If any Purchaser so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the non-defaulting Purchaser, the Issuer and the Guarantor for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser, the Issuer or the Guarantor, except as provided in Section 9. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section.  Nothing herein will relieve a defaulting Purchaser from liability for its default.

9.               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantor and their directors and officers, and of the several Purchasers, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuer, the Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuer and the Guarantor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the indemnification obligations of Section 5(o), and the respective obligations of the Issuer, the Guarantor and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (ii) through (vi) of Section 6(b), the Issuer and the Guarantor will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.         Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston (Europe) Limited, One Cabot Square, London, E14  4QJ, United Kingdom, Attention:  High Yield Capital Markets or, if sent to the Issuer or the Guarantor, will be mailed, delivered or telegraphed and confirmed to it at c/o Inmarsat Ventures Limited, 99 City Road, London EC1Y 1AX, Attention: Company Secretary, provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

11.         Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and the affiliates and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer and the Guarantor, as if such holders were parties thereto.

12.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13.         Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER.

14.         Submission to Jurisdiction.  The Issuer and Guarantor hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or arising under the U.S. federal or state securities laws and arising out of or, related to or based upon the transactions contemplated by this Agreement. The Issuer and the Guarantor have irrevocably appointed CT Corporation Systems, as its authorized agent upon which process may be served in any suit or proceeding against any of them arising out of or relating to this Agreement or arising under the U.S. federal or state securities laws and arising out of, related to or based upon the transactions contemplated by this Agreement, and the Issuer and the Guarantor agrees that the service of process upon such agent, and written notice of said service to the Issuer and the Guarantor, as applicable, by the person serving the same to the address provided above, shall be deemed in every respect effective service of process upon the Issuer and the Guarantor, as applicable, in any such suit or proceeding. The Issuer and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of eight years from the date of this Agreement.

The Issuer and the Guarantor waive any objection that any of them may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated thereby in the Federal and state courts in the Borough of Manhattan in The City of New York.

The parties hereto waive jury trial in any suit, action or proceeding with respect to this Agreement or the transactions contemplated thereby.

15.         Foreign Judgment Currency.  The obligation of the Issuer and the Guarantor in respect of any sum due to any Purchaser or indemnified party shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Purchaser or indemnified party of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Purchaser hereunder, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser or indemnified party against such loss. If the United States dollars so purchased are greater than the sum originally due to such Purchaser or indemnified party hereunder, such Purchaser or indemnified party agrees to pay to the Issuer or the Guarantor, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Purchaser hereunder.

(Signature Page Follows.)

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuer and the Guarantor, on the one hand, and the several Purchasers, on the other hand, in accordance with its terms.

Very truly yours,

Inmarsat Finance II plc

By:	/s/ ALISON HORROCKS
Name: Alison Horrocks
Title: Company Secretary

Inmarsat Holdings Limited

By:	/s/ ALISON HORROCKS
Name: Alison Horrocks
Title: Company Secretary

The foregoing Agreement

is hereby confirmed and accepted

as of the date first above written.

By CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

By:	/s/ PETER BACON
Name: Peter Bacon
Title: Managing Director

By BARCLAYS BANK PLC

By:	/s/ RICHARD STUMBLES
Name: Richard Stumbles
Title: Authorised Signatory

SCHEDULE A

Purchasers	Principal Amount at Maturity of Offered Securities

Credit Suisse First Boston (Europe) Limited	$350,000,000
Barclays Bank PLC	$100,000,000

Total	$450,000,000

SCHEDULE B

List of Material Subsidiaries

Inmarsat Group Limited

Inmarsat Investments Limited

Inmarsat Ventures Limited

Inmarsat Limited

Inmarsat Leasing Limited

Inmarsat Leasing (Two) Limited

Inmarsat Launch Company Limited

Inmarsat (IP) Company Limited

SCHEDULE C

FORM OF OPINION OF COMPANY’S U.S. COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 6(c)

1.                                                                                       (a)  The Indenture constitutes a valid and legally binding obligation of the Issuer and the Guarantor, enforceable against each of them in accordance with its terms (subject as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(b)  The Notes, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under the Purchase Agreement, will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture (subject as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(c)  The Guarantee, when the Notes are authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under the Purchase Agreement, will constitute valid and legally binding obligations of the Guarantor (subject as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(d)  The Registration Rights Agreement constitutes a valid and legally binding obligation of the Issuer and the Guarantor, enforceable against each of them in accordance with its terms (subject as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law, and except as rights to indemnity and contribution may be limited by applicable law).

(e)   The Subordinated Intercompany Note Proceeds Loan constitutes a valid and legally binding obligation of the Issuer and the Guarantor, enforceable against each of them in accordance with its terms (subject as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including without limitations, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(f)  The Promissory Note constitutes a valid and legally binding obligation of the Issuer and the Guarantor, enforceable against each of them in accordance with its terms (subject as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including without limitations, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(g)   The Note Proceeds Loan Pledge Agreement constitutes a valid and legally binding obligation of the Issuer, enforceable against it in accordance with its terms (subject as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(h)   The Deposit Agreement constitutes a valid and legally binding obligation of the Issuer, enforceable against it in accordance with its terms (subject as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2.                                                                                       The Note Proceeds Loan Pledge Agreement is effective to create in favor of the Trustee a security interest (the “Article 9 Security Interest”) under Article 9 of the New York Uniform Commercial Code (the “NYUCC”) in the collateral described in the Note Proceeds Loan Pledge Agreement (the “Article 9 Collateral”).  In so far as the laws of the State of New York are concerned, the Issuer, as grantor, is “located,” by virtue of Section 9-307 of the NYUCC, in the District of Columbia.  To the extent that the creation of security interests in the Article 9 Collateral is governed by the NYUCC, perfection of such security interests in such collateral consisting of general intangibles is governed, under Section 9-301 of the NYUCC, by the laws of the District of Columbia.  Upon the filing of the UCC financing statements in the District of Columbia contemplated by the Note Proceeds Loan Pledge Agreement, the Article 9 Security Interest in that portion of the Article 9 Collateral in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code of the District of Columbia will be perfected.  The Article 9 Security Interest in that portion of the Article 9 Collateral consisting of the instrument identified on Schedule II to the Note Proceeds Loan Pledge Agreement (the “Pledged Instrument”) will be perfected upon Trustee’s taking possession of the Pledged Instrument.

3                                                                                          The execution, delivery and performance of the Notes, the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Guarantee, the Subordinated Intercompany Note Proceeds Loan Agreement, the Note Proceeds Loan Pledge Agreement, the Deposit Agreement, the Assignment Agreement, the Priority Deed, the Promissory Note and the Paying Agency Agreement (collectively, the “Operative Documents”) will not result in a breach or violation of any of the federal laws, rules and regulations of the United States of America or the laws, rules and regulations of the State of New York, in each case, which are normally applicable to the transactions of the types contemplated by the Operative Documents.

4.                                                                                       Registration of the Notes and the Guarantee (collectively the “Offered Securities”) under the Securities Act of 1933, as amended (the “Securities Act”), is not required for: (i) the sale and transfer of the Offered Securities by the Issuer and the Guarantor to the Initial Purchasers in the manner contemplated by the Purchase Agreement or (ii) the initial resale of the Offered Securities by the Initial Purchasers in the manner and under the circumstances contemplated by the Purchase Agreement, provided, however, that we express no opinion as to any subsequent reoffer or resale of the Offered Securities.

5.                                                                                       The offer and sale of the Offered Securities in the manner contemplated by the Purchase Agreement do not require qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

6.                                                                                       No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of the United States of America or the State of New York is required by the Issuer or the Guarantor for the execution, delivery and performance of the Operative Documents, except: (a) such as may be required under the Securities Act and the Trust Indenture Act in connection with the exchange offer contemplated by the Registration Rights Agreement and the Final Offering Circular dated November 9, 2004 (the “Final Offering Circular”), and (b) such as may be required under the blue sky or securities laws of the State of New York in connection with the purchase and sale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Offering Circular.

7.                                                                                       None of the Issuer or the Guarantor is, or after giving effect to the offer and sale of the Offered Securities and the application of the proceeds thereof as described in the Final Offering Circular will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

8.                                                                                       Under the laws of the State of New York relating to the submission to jurisdiction and pursuant to a letter accepting appointment as agent for service of process from CT Corporation as required by Section 14 of the Purchase Agreement, Section 9(m) of the Registration Rights Agreement, Sections [•] and [•] of the Indenture, Sections [•] and [•] of the Subordinated Intercompany Note Proceeds Loan Agreement, Sections [•] and [•] of the Promissory Note, Sections [•] and [•] of the Note Proceeds Loan Pledge Agreement, Sections [•] of the Deposit Agreement, Sections [•] of the Assignment Agreement, Sections [•] of the Priority Deed, the Issuer and Guarantor have validly and irrevocably submitted to the personal jurisdiction of any U.S. federal or state court located in the State of New York, County of New York in any suit or proceeding arising out of or relating to the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Subordinated Intercompany Note Proceeds Loan Agreement, the Promissory Note, the Note Proceeds Loan Pledge Agreement, the Deposit Agreement, the Assignment Agreement and the Priority Deed, the transactions contemplated therein or under or pursuant to the U.S. federal securities laws (including the Securities Act and the Securities Exchange Act of 1934, as amended), as the case may be, and have, validly and irrevocably appointed CT Corporation System as their authorized agent in any such action or proceeding against them.

9.                                                                                       The information contained in the Final Offering Circular under the caption “ERISA and Other Considerations” and “Description of the Notes,” to the extent that it constitutes a summary of legal matters, or legal conclusions under U.S. federal or New York state law, is correct in all material respects and fairly summarizes the matters set forth therein.

10.                                                                                 The execution, delivery and performance of the Purchase Agreement, the issuance of the Notes and Guarantee by the Issuer and the Guarantor to the Purchasers on the date hereof, the making of the intercompany note proceeds funding loan and the use of the proceeds of the Notes in the manner described in the Offering Document do not result in a breach of or any default under the Senior Notes Indenture.

11.                                                                                 The information contained in the Offering Circular under the caption “Tax Considerations—U.S. Federal Income Taxation” in the Offering Circular, to the extent that it constitutes a summary of legal matters, or legal conclusions under U.S. federal law, is correct in all material respects.

12.                                                                                 No information has come to such counsel’s attention that caused them to believe that the Offering Circular, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief as to the financial statements or other financial data contained in the Offering Circular.

SCHEDULE D

FORM OF OPINION OF COMPANY’S ENGLISH COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 6(d)

1.                                       Each of the Issuer and the Guarantor has been duly incorporated under the laws of England and Wales with the corporate power and authority to own its properties and conduct its business as described in the Offering Circular.

2.                                       Each of the Issuer and the Guarantor has the corporate power and authority to execute and perform its obligations under the Notes, the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Guarantee, the Subordinated Intercompany Note Proceeds Loan Agreement, the Note Proceeds Loan Pledge Agreement, the Deposit Agreement, the Assignment Agreement, the Priority Deed, the Promissory Note and the Paying Agency Agreement (collectively, the “Operative Documents”).

3.                                       All of the issued and outstanding share capital of each of the Issuer and the Guarantor, has been duly authorized and validly issued and is fully paid.

4.                                       The share capital of each of the Issuer and the Guarantor is owned by the Company, directly or through subsidiaries free from liens, encumbrances and defects, excluding any encumbrances permitted under the Indenture and the Notes.

5.                                       The obligations assumed by each of the Issuer and the Guarantor under the Assignment Agreement and the Priority Deed constitute its legally valid, binding and enforceable obligations under English law.

6.                                       The execution and delivery of the Assignment Agreement creates a valid security interested over the collateral specified in the Assignment Agreement as security for the obligations specified in the Assignment Agreement.  Such security interest has been duly perfected.

7.                                       Each of the Issuer and the Guarantor has duly authorised, executed and delivered the Operative Documents to which the relevant company is a party; and assuming that the Operative Documents (apart from the Assignment Agreement and the Priority Deed) are the legally valid and binding obligations of the Issuer and the Guarantor under New York law, such Operative Documents constitute the legally valid and binding obligations of the Issuer and the Guarantor, enforceable against each of them in accordance with their terms.

8.                                       The execution, delivery and performance of the Operative Documents, the issuance and sale of the Offered Securities and the compliance with the terms and provisions thereof and the use of the proceeds from the Notes in the manner described in the Offering Document will not result in a breach or violation of (A) any laws of England and Wales which are normally applicable to transactions of the type contemplated by the Operative Documents, or (B) any of the agreements listed on Annex A to this Opinion (each, a “Material Agreement” and, together, the “Material Agreements”), or (C) the memorandum of association or articles of association of the Issuer or the Guarantor.

9.                                       Each of the Issuer and the Guarantor have complied with the provisions of Sections 155 to 158 (inclusive) of the Companies Act 1985 in connection with the execution and delivery of the Operative Documents.

10.                                 Provided that the assumptions set out in paragraphs[ 3.15] and [3.22] are correct, no United Kingdom ad valorem stamp duty or stamp duty reserve tax is payable on:

(i)  the execution or, where the relevant Transaction Document is a deed, the delivery of any of the Transaction Documents; or

(ii)  the issue of any Note or the transfer of, or any agreement to transfer, full legal and beneficial ownership of any Note; or

(iii) the issue by the Bank of New York (as depositary) of depositary interests to The Depositary Trust Company or its nominee.

In relation to the assumptions set out in paragraphs [3.15] and [3.22], we note that the relevant legislation does not contain a definition of “the nominal amount of the capital”.  In the case of the Notes, which are issued at a discount and which will be redeemed at a principal amount which (for an initial period) increases over time, it is not immediately apparent what “the nominal amount of the capital” of the Notes would be for the purposes of this legislation.  That said, it is clear that the question of whether the interest payable on the Notes is in excess of a reasonable commercial return on “the nominal amount of the capital” of the Notes depends critically on the value chosen for “the nominal amount of the capital” (and whether that value can change over time).

In this respect, we consider that the “nominal amount of the capital” of the Notes at all relevant times should be the principal amount payable on the Notes on maturity (i.e. the accreted value of the Notes as at 15 November 2008).  We have formed this view on the basis that the distinction drawn in UK tax law between interest and discount should be respected for the purposes of construing the relevant legislation, such that the Notes should be regarded as bearing interest from 15 November 2008 (and not any earlier time).  As the amount by reference to which this interest is computed is the principal amount that would be payable on the Notes on maturity, this principal amount should, in our view, be “the nominal amount of the capital” of the Notes.

11.                                 No registration or filing is required in England, and no authorisations, consents or approvals are required from any governmental or regulatory agency in England, in connection with:

(a)                                  the creation of the Notes and the Guarantee, the execution and delivery of the Operative Documents, or the performance by the Issuer and the Guarantor of the obligations expressed to be undertaken by them therein (including the issue and sale of the Notes) except for (i) registration of the security created by the Note Proceeds Loan Pledge Agreement and the Assignment Agreement, and (ii) registration of certain statutory declarations made pursuant to Section 155(6) of the Companies Act 1985, in each case at Companies House, Cardiff, Wales; or

(b)                                 the offering and sale by the Purchasers of the Offered Securities or the distribution by them of the Offering Document: (i) prior to the date six months after the date of issue of the Offered Securities, provided that the representations, warranties and covenants of the Purchaser relating to the United Kingdom set out in Section 4(g) of the Agreement are true and complied with at all material times, and (ii) thereafter, in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities regulations 1995, the Financial Services and Markets Act 2000 (“FSMA”) or otherwise in compliance with all applicable provisions of those Regulations.

12.                                 The execution, delivery and performance of the Operative Documents and the issuance and sale of the Offered Securities to the Purchaser, and compliance with the terms thereof will not result in a breach of the provisions of section 21(1) of FSMA provided that the contents of any communication made or caused to be made in the United Kingdom or, in the case of a communication originating outside the United Kingdom, capable of having effect in the United Kingdom, (within the meaning of the FSMA) were first approved by an authorised person for the purposes of the FSMA or the communication fell within one of the exceptions contained in the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001.

13.                                 The English courts would recognize and give effect to the choice of English law as the governing law the Assignment Agreement and the Priority Deed and would accept jurisdiction in connection with claims under the Assignment Agreement and the Priority Deed and would recognize and give effect to New York law as the governing law of all other Operative Documents.

14.                                 The submission by each of the Issuer and the Guarantor to the jurisdiction of the U.S. Federal and State Courts in the Borough of Manhattan in the City of New York, County and State of New York in respect of any claims, actions or proceedings, against or instituted by the Purchasers based on or arising under the Operative Documents, the transactions contemplated hereby or under or pursuant to the U.S. federal securities laws (including the Securities Act and the Exchange Act) is valid and binding under the laws of England and Wales.

15.                                 The designation by each of the Issuer and the Guarantor of CT Corporation System as agent to receive service of process in the United States of America is valid and binding on the Issuer and the Guarantor under the laws of England and Wales.

16.                                 The courts of England would enforce by separate action for the sum payable a final and conclusive judgment given by the federal and state courts of New York for a definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty).

17.                                 The statements included in the Offering Circular under the captions “Risk Factors—Each of the issuer and the guarantor are subject to English insolvency law, which poses particular risks for holders of the notes,” “Material Contracts,”  “Principal Shareholders—Shareholders’ Agreement,” “Description of Certain Financing Arrangements,” “Description of Notes—Security,” “Certain Relationships and Related Party Transactions” and “Enforcement of Judgments” insofar as such statements constitute a summary of English law, summaries of legal matters or legal conclusions, are accurate in all material aspects and fairly summarize the matters set forth therein.

18.                                 The statements included in the Offering Circular under the caption “Tax Considerations—United Kingdom Taxation” and “Risk Factors—In certain circumstances we may have to withhold tax from payments,” insofar as such statements constitute a summary of English law, summaries of legal matters or legal conclusions are correct in all material respects.

ANNEX A

MATERIAL AGREEMENTS

1.               Senior Facility Agreement;

2.               Commercial Framework Agreement;

3.               New Land Earth Station Operator Agreement;

4.               Agreement for the Lease of Capacity on the Thuraya Satellite;

5.               Inmarsat-4 Satellites Construction Contract with Astrium;

6.               Launch Services Contract with Lockheed Martin;

7.               Launch Services Contract with Sea Launch;

8.               Radio Access Network Contract with Thrane & Thrane;

9.               Core Network Infrastructure Contract with Ericsson;

10.         BGAN Business Support System Contract with Danet; and

11.         Intercreditor Agreement

SCHEDULE E

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 6(e)

1.                                       The statements included in the Offering Circular under the caption “Regulation,” insofar as such statements constitute a summary of legal matters, are correct in all material respects and fairly summarize the matters set forth therein.

2.                                       Other than described in the Offering Circular, to my knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party, or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.